Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated July 2, 2001 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue and the restatement of the financial statements to reflect the individual membership business as part of continuing operations as discussed in Note 1), appearing in the Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

New York, New York
March 18, 2002




                                                                Exhibit 23.2

                       INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated January 29, 2001 (March 2, 2001, as to Note 27), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and included in the Current Report on Form 8-K of Cendant Corporation dated April 18, 2001.



/s/ Deloitte & Touche LLP

New York, New York
March 20, 2002






                                                             Exhibit 23.3


                            CONSENT OF KPMG LLP

The Board of Directors
Galileo International, Inc.:

         We consent to the incorporation by reference in this registration statement on Form S-3 of Cendant Corporation of our report dated January 26, 2001, except as to Note 15 which is as of February 22, 2001, with respect to the consolidated balance sheets of Galileo International, Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Form 8-K/A of Cendant Corporation dated July 23, 2001.



/s/ KPMG LLP

Chicago, Illinois
March 20, 2002